UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                Restricted Stock Agreement

                On March 1, 2006, pursuant to the Regal Entertainment Group (the “Company”) 2002 Stock Incentive Plan (the “Plan”), the Company adopted a form of Restricted Stock Agreement (the “Award Agreement”) to be used as the template for future restricted stock grants awarded under the Plan, unless otherwise determined by the Compensation Committee of the Board of Directors (the “Committee”).  The form of Award Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

                Director Compensation Arrangements

                On March 1, 2006, the Committee approved a compensation policy for the Company’s Directors.  A Summary of Director Compensation Arrangements is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On February 28, 2006, Philip F. Anschutz announced his intention to resign from the Board of Directors of the Company effective at the Company’s next annual meeting of shareholders on May 10, 2006.  A copy of the press release announcing Mr. Anschutz’s intention to resign is attached hereto as Exhibit 99.1

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

N/A

(b)           Pro forma financial information.

N/A

(c)           Shell company transactions.

N/A

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

10.2	Summary of Director Compensation Arrangements.

99.1	Press Release dated March 1, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 2, 2006	By:	/s/ Amy E. Miles
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for use under the Regal Entertainment Group 2002 Stock Incentive Plan.

10.2	Summary of Director Compensation Arrangements.

99.1	Press Release dated March 1, 2006.